Exhibit 1.1

EXECUTION VERSION

FIBRIA OVERSEAS FINANCE LTD.

(an exempted company incorporated with limited liability under the laws of the Cayman Islands)

U.S.$600,000,000 4.000% Notes due 2025

Guaranteed by

FIBRIA CELULOSE S.A.

(a sociedade anônima organized under the laws of the Federative Republic of Brazil)

UNDERWRITING AGREEMENT

Dated: November 9, 2017

FIBRIA OVERSEAS FINANCE LTD.

(an exempted company incorporated with limited liability under the laws of the Cayman Islands)

U.S.$600,000,000 4.000% Notes due 2025

Guaranteed by

FIBRIA CELULOSE S.A.

(a sociedade anônima organized under the laws of the Federative Republic of Brazil)

UNDERWRITING AGREEMENT

November 9, 2017

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Mizuho Securities USA LLC

320 Park Avenue

New York, NY 10022

Scotia Capital (USA) Inc.

250 Vesey St.

New York, NY 10281

Ladies and Gentlemen:

Fibria Overseas Finance Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and Fibria Celulose S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Brazil”) (the “Company”) confirm their agreement with BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and Scotia Capital (USA) Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) with respect to (i) the sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of U.S. $600,000,000 aggregate principal amount of the Issuer’s 4.000% Notes due 2025 (the “Notes”). The payment of interest, principal and premium (if any) on the Notes will be fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Company. The Notes and the Guarantee together are herein collectively referred to as the “Securities” and this agreement is referred to herein as the “Agreement.”

The Securities will be issued pursuant to an indenture dated as of November 14, 2017 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture to be dated as of the Closing Date (as defined below), among the Issuer, the Company and the Trustee (together with the Base Indenture, the “Indenture”).

This Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.” The Issuer and the Company understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Issuer and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File Nos. 333-221440 and 333-221440-01) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Issuer and the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:30 p.m., New York City time, on November 9, 2017, or such other time as agreed by the Issuer and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

For the purposes of this Agreement, the terms “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 405 under the Securities Act.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Issuer and the Company. Each of the Issuer and the Company, jointly and severally, hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s and the Company’s knowledge, contemplated. The Issuer and the Company have complied with each request (if any) from the Commission for additional information. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply when so filed in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)                                  Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, the Applicable Time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall consist of, under the heading “Underwriting” of the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), the names of the Underwriters in the first paragraph (the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)                              Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act, if any, (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)                                 Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)                              Independent Accountants. The accountants who audited the consolidated financial statements of the Company and its subsidiaries at December 31, 2016, December 31, 2015 and December 31, 2014 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 (which term as used in this Agreement includes the related schedules and notes thereto) filed with the Commission and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii)                           Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii)                        No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(ix)                              Corporate Power of the Company. The Company has been duly organized and is validly existing as a sociedade anônima in good standing (to the extent applicable) under the laws of Brazil and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent applicable) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (to the extent applicable) would not result in a Material Adverse Effect.

(x)                                 Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares or equity interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim of any third party. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, more than 50% of the voting capital stock of any corporation, association or other entity other than the subsidiaries listed in Schedule C hereto.

(xi)                              Capitalization. As of September 30, 2017, on a consolidated basis, as adjusted to give effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any pursuant to employee benefit plans described in Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)                           Authorization of Agreement. This Agreement has been duly authorized by all necessary corporate action, executed and delivered by, and is a valid and binding agreement of, each of the Issuer and the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law, enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(xiii)                        Authorization of the Indenture. The Base Indenture has been duly authorized by the Issuer and the Company and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Company and will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Supplemental Indenture has been duly authorized by the Issuer and the Company and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(xiv)                       Authorization of the Notes and the Guarantee. The Notes to be purchased by the Underwriters from the Issuer will, at the Closing Time, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided for in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee will, at the Closing Time, be in the form contemplated by the Indenture and has been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantee, at the Closing Time, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xv)                          Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)                       Registration Rights. There are no persons with registration rights or other similar rights to have the Securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and those that have been waived.

(xvii)                    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws, articles of association or similar organizational document, (B) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Issuer and the Company and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Issuer and Company with its obligations hereunder and thereunder (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws or articles of association (or similar organizational document) of the Issuer or the Company, (ii) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or Default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, any Existing Agreement (except for such conflicts, breaches, Defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. As used herein, a “Repayment Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)                 Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Transaction Documents.

(xix)                       Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)                          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Entity is required for the execution, delivery and performance by the Issuer and the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Issuer and the Company with the terms thereof, and the consummation of the transactions contemplated by the Transaction Documents, except (i) such as have been obtained or made under the Securities Act and the Exchange Act and the 1939 Act, or (ii) such as may be required under applicable state securities laws or blue sky laws of any state in the United States.

(xxi)                       Possession of Licenses and Permits. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Brazilian, or other appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except to the extent that the failure to obtain any such certificate, authorization or permit would not reasonably be expected to have a Material Adverse Effect, and none of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii)                    Title to Property. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(ix) hereof (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such security interests, mortgages, liens, encumbrances, equities, claims and other defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(xxiii)                 Possession of Intellectual Property. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xxiv)                Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any Brazilian federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication from a governmental authority that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any governmental authority alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(xxv)                   Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi)                Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that material information relating to the Company is made known to the chief executive officer and chief financial officer of the Company by others within the Company, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors, the fiscal council or the statutory audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxvii)             Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications applicable to it or them.

(xxviii)          Compliance with Labor Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any principal supplier of the Company, and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place, and (ii) there has been no violation of any Brazilian or other federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xxix)                                        Payment of Taxes. The Company and its subsidiaries have filed all required Brazilian federal, state and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and except where the failure to make such required filings or payments would not, individually or in the aggregate, be expected to result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with generally accepted accounting principles in the applicable financial statements referred to in Section 1(a)(vii) hereof in respect of all Brazilian federal, state and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxx)                                           Insurance. The Company and its subsidiaries are insured by financially sound insurance companies with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses in Brazil including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage and destruction. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxi)                                        Investment Company Act. Neither the Issuer nor the Company is required, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will either be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)                                     Absence of Manipulation. Neither the Issuer nor the Company has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities or that would result in a violation of Regulation M under the 1934 Act.

(xxxiii)                                  Anti-Corruption. (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action that, directly or indirectly, would result in a violation by such persons of Brazilian Law 12,846/2013 and the regulations thereunder, the U.K. Bribery Act 2010 and the regulations thereunder or the U.S. Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder (“FCPA”), each as may be amended, and any other applicable anti-corruption laws to which such entity or person is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof or candidate for political office (each a “Governmental Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage; and (ii) the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and all applicable anti-corruption laws to which the Company or any of its subsidiaries is subject and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Notwithstanding the foregoing, the Company’s knowledge of actions by a direct or indirect controlling shareholder of the Company is limited to those actions that relate to or concern the Company, its subsidiaries or other entities jointly controlled by the Company or its subsidiaries.

(xxxiv)                                 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the violation of the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv)                                    Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or any of its subsidiaries (i) is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”); (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and (iii) the Company and the Issuer will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xxxvi)                                 Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other Affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form F-3 to be filed with the Commission and that is not so described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(xxxvii)                              Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Issuer nor the Company (i) has any material lending or other relationship with any bank or lending Affiliate of any Underwriter nor (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Affiliate of any Underwriter.

(xxxviii)                           Absence of Immunity. Each of the Issuer and the Company is subject to civil and commercial law in respect of their obligations under the Transaction Documents, and none of the Issuer, the Company nor any of their respective properties, assets or revenues, is subject to any right of immunity under Cayman Islands or Brazilian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands or Brazilian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its or their respective obligations, liabilities or any other matter under or arising out of or otherwise in connection herewith.

(xxxix)                                 Legality and Enforceability in Brazil and the Cayman Islands. Except as set forth in this paragraph and in paragraph (xl) of this Section 1(a), the Transaction Documents are in proper legal form under the laws of Brazil and the Cayman Islands for the enforcement thereof against the Issuer in the courts of the Cayman Islands and the Company in the courts of Brazil. All steps necessary to insure the legality and enforceability of the Transaction Documents in Brazil and the Cayman Islands have been taken, and it is not necessary that such documents be filed or recorded or that any stamp or similar tax be paid in respect of such documents except, in each case, for (i) the notarization of the signatures of the parties to such documents who have signed the documents outside Brazil by a notary public licensed as such under the law of the place of signing and the authentication of the signature of such notary public by a Brazilian diplomatic office having jurisdiction over the place of execution or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, the issuance of an apostille, (ii) the translation of such documents into the Portuguese language by a sworn translator in Brazil and the registration of such documents together with the sworn translation thereof with the appropriate Registry of Titles and Deeds in Brazil, (iii) if any suit is brought against the Company in Brazil, certain court costs and deposits to guarantee judgment may be due and (iv) if such documents are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement), stamp duty will be payable, being a nominal stamp duty in respect of the Indenture and this Agreement and stamp duty in the amount of 0.25% of the principal amount specified on the face of each of the Securities, up to a maximum of CI$500.00 (US$609.76) being payable.

(xl)                                                      Absence of Taxes. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Brazil and the Cayman Islands and any applicable political subdivision thereof, all principal, interest, additional amounts, if any, and other payments due or made on the Notes or the Guarantees may be paid by the Issuer or the Company to the holder of the Notes in U.S. dollars; and except for taxation of foreign exchange transactions (IOF/Câmbio) and any Brazilian withholding income tax, in the case of payment by the Company due to the enforcement of the Guarantee, that may be due on the payments of principal, premium, if any, and interest as described in the Registration Statement, the General Disclosure Package and the Prospectus, all such payments made to holders of Notes who are nonresidents of Brazil or the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein. Other than stamp duties referred to under paragraph (xxxix) of this Section 1(a), there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution or delivery of the Transaction Documents, or the issuance or sale by the Company of the Securities.

(xli)                                                   Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and such law will be recognized and enforced in Brazil to the extent such choice does not violate Brazilian national sovereignty, public policy or public morality, and except that the enforceability thereof may be limited by the Enforceability Exceptions. Each of the Issuer and the

Company has the power and authority to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal non-exclusive jurisdiction of any federal courts of the United States of America or the courts of the State of New York, in each case located in the City, County and State of New York (each, a “New York Court” and collectively the “New York Courts”), and each of the Issuer and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, the Process Agent (as defined in Section 17 of this Agreement) for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such Process Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement.

(xlii)                        Enforceability of New York Judgment. Any final judgment rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer (to the extent jurisdiction of Brazilian courts can be asserted) or the Company based upon this Agreement, including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, would be declared enforceable against the Issuer or the Company by Brazilian courts without reexamination of the merits of the case, provided that such judgment has been previously recognized (homologado) by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça).  In order to be recognized (homologado) by the Brazilian Superior Court of Justice, a foreign judgment must meet the following conditions:  (A) it must comply with all formalities required for its enforceability under the laws of the State of New York; (B) must have been issued by a competent court after service of process on the Issuer or the Company, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Issuer’s or Company’s absence has been given, as required under applicable law; (C) it must be final and therefore not be subject to appeal; (D) it must not be contrary to Brazilian national sovereignty, public policy or public morality or violate human dignity; (E) it must not violate a final and unappealable decision issued by a Brazilian court; (F) it must not violate the exclusive jurisdiction of Brazilian courts, if applicable; and (G) it must (1) be duly authenticated by a competent Brazilian consulate or (2) if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, be apostilled, and, in either case, be accompanied by a sworn translation thereof into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

(xliii)                                             Absence of Residence. None of the holders of the Securities or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, or the issuance or sale of the Securities or by virtue of the ownership or transfer of a Security or the receipt of payment thereon.

(xliv)                                            Forward Looking Statements. No opinion, analysis, forecast or forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv)                                               Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Issuer and the Company believe to be reliable and accurate in all material respects.

(b)                                 Officer’s Certificates. Any certificate signed by any officer or director of the Issuer or the Company or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer or Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer and the Company agree to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer and the Company, at a purchase price of 98.024% (plus accrued interest, if any, from November 14, 2017) of the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b)                                 Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York, 10005, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (New York City time) on November 14, 2017 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the “Closing Time” and the “Closing Date”, respectively).

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. The Underwriters individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration. The global notes through the book-entry facilities of The Depository Trust Company (the “Depositary”) for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The global notes for the Securities will be made available for examination by the Underwriters in The City of New York (or true facsimiles thereof will be made so available elsewhere) not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.                            Covenants of the Company. Each of the Issuer and the Company covenants and agrees with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests. The Issuer and the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information that may have an effect on the offering of the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer and the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer and the Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer and the Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)                                 Continued Compliance with Securities Laws. The Issuer and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer and the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer and the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement, and (C) file with the Commission any such amendment or supplement; provided that the Issuer and the Company shall not file or use any such amendment or supplement without the Underwriters’ consent, which consent shall not be unreasonably withheld. The Issuer and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c)                                  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts.

(d)                                 Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications. The Issuer and the Company will furnish such information as may be required and otherwise will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Issuer nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds. The Issuer and the Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 The Depositary. The Issuer will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(i)                                     Restriction on Sale of Securities. During the period of 60 days following the date hereof, the Issuer and the Company will not, without the prior written consent of the Underwriters, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any similar U.S. dollar-denominated debt securities of the Issuer or the Company in the international capital markets (other than as contemplated by this Agreement).

(j)                                    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Certain Tax Indemnities. The Issuer and the Company will indemnify and hold harmless each Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties imposed on the creation, issue or sale of the Securities to the Underwriters. The Issuer and the Company will indemnify and hold harmless the Underwriters against any liability pursuant to Brazilian municipal service tax (Imposto sobre Serviços), social integration program (Programa de Integração Social) and social contribution tax (Contribuição para Financiamento da Seguridade Social), including any related interest and penalties, on the creation, issuance and sale of the Securities by each of them and on the execution, delivery and performance of the Transaction Documents. All payments to be made by the Issuer or the Company under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by the Cayman Islands, Brazil, by any jurisdiction through which any payment is made at the direction of the Issuer or the Company, or by any governmental agency or body or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), unless the Issuer or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable on account of (i) taxes which would not have been imposed but for the existence of any present or former connection between any of the Underwriters and the Taxing Jurisdiction, including such Underwriter having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere entering into, receipt of payments or enforcement of rights under this Agreement) or (ii) any taxes imposed or withheld by reason of the failure by the Underwriters to comply with a request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such taxes, provided that (x) any such certification, information, identification, or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed on the Underwriters under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E and W-9) and (y) the Underwriters have been notified in writing of such certification, identification or other reporting requirements at least 15 days before the applicable payment date.

(l)                                     Final Term Sheet; Issuer Free Writing Prospectuses. The Issuer will prepare a final term sheet (the “Final Term Sheet”), in the form attached as Annex A to Schedule B hereto, reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Underwriters, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Issuer shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall have reasonably objected. Each of the Issuer and the Company agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer or the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free

Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. Each of the Issuer and the Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer and the Company will promptly notify the Underwriters and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             Exchange Listing. The Issuer shall use its commercially reasonable best efforts to list the Notes on the New York Stock Exchange as promptly as possible following the Closing Date.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses. Each of the Issuer and the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation of the Transaction Documents and the preparation, issuance and delivery of the Securities to the Underwriters, including any issue or transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company and the Issuer’s counsel, accountants and other advisors, (v) the fees and expenses of counsel for the Underwriters, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vii) the fees and expenses of the Trustee and any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Issuer and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers and directors of the Issuer and the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) any fees payable in connection with the rating of the Securities with the rating agencies, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer and the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuer and the Company of their respective other obligations under this Agreement, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1 (a)(ii).

(b)                                 Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 10(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Certain Representations and Agreements by the Underwriters. Each Underwriter, severally and not jointly, represents, warrants and acknowledges to, and agrees with, the Issuer and the Company that:

(a)                                 it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 of the Securities Act (which term includes, for purposes of this Section 5(a), use of any written information furnished to the Commission by the Issuer or the Company and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Company), other than a free writing prospectus that would not, as a result of use by such Underwriter, trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus permitted under clause (b));

(b)                                 it has not and will not, without consent of the Issuer or the Company, use any free writing prospectus that contains the final terms of the Notes unless such terms have previously been included in a free writing prospectus with the Commission;

(c)                                  neither it nor any of its Affiliates nor any person acting on its behalf has taken any action that would permit a public offering of the Securities, or permit the possession or distribution of any Prospectus, or any amendment or supplement thereto, in any country or jurisdiction outside United States where action for that purpose is required in connection with the sale of the Securities.

SECTION 6.                            Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer and the Company contained herein or in certificates of any officer or director of the Issuer and the Company delivered pursuant to the provisions hereof, as of the date hereof and as of the Closing Time as though then made (except as to any representations or warranties which specifically relate to an earlier date, which shall be accurate as of such earlier date) and, to the timely performance by the Issuer and the Company of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer or the Company’s knowledge, contemplated; and the Issuer and the Company have complied with each request (if any) from the Commission for additional information. The Issuer and the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Opinion of U.S. Counsel for Issuer and the Company. At the Closing Time, the Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of White & Case LLP, United States counsel for the Company, each substantially in the form separately provided to you, for the benefit of the Underwriters and each of which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers, directors and other representatives of the Issuer, the Company and its subsidiaries and certificates of public officials.

(c)                                  Opinion of Brazilian Counsel for the Issuer and the Company. At the Closing Time, the Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of Pinheiro Guimarães, Brazilian counsel for the Company, each substantially in the form separately provided to you, for the benefit of the Underwriters and each of which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of Brazil, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers, directors and other representatives of the Issuer, the Company and its subsidiaries and certificates of public officials.

(d)                                 Opinion of Cayman Counsel for the Issuer and the Company. At the Closing Time, the Underwriters shall have received an opinion, dated the Closing Date, of Maples and Calder, Cayman counsel for the Issuer and the Company, substantially in the form separately provided to you, for the benefit of the Underwriters and which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)                                  Opinion of General Counsel of the Company. At the Closing Time, the Underwriters shall have received an opinion, dated the Closing Date, of Mariangela Daniele Maruishi Bartz, General Counsel of the Company, substantially in the form separately provided to you, for the benefit of the Underwriters and which shall be in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)                                   Opinion of U.S. Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers, directors and other representatives of the Issuer, the Company and its subsidiaries and certificates of public officials.

(g)                                  Opinion of Brazilian Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Date, of Souza, Cescon, Barrieu & Flesch Advogados, Brazilian counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of Brazil, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers, directors and other representatives of the Issuer, the Company and its subsidiaries and certificates of public officials.

(h)                                 Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer or Chief Accounting Officer of the Company and two directors of the Issuer, dated the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Issuer and the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Issuer and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)                                     Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers Auditores Independentes a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from PricewaterhouseCoopers Auditores Independentes a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k)                                 Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of any rating assigned to the Securities or of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                     Indenture. At the Closing Time, the Issuer and the Company shall have executed and delivered the Base Indenture and the Supplemental Indenture, each in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(m)                             Additional Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(n)                                 Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 7.                            Indemnification.

(a)                                 Indemnification of Underwriters. Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its Affiliates, its directors, officers, employees and selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) arising out of any untrue statement or alleged untrue statement of a material fact included (1) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (2) any roadshow not constituting an Issuer Free Writing Prospectus, or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the Prospectus or any roadshow not constituting an Issuer Free Writing Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel in each of Brazil, the U.S. and any other relevant jurisdiction, chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Issuer and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Issuer, the Company, each of their respective directors and officers, and each person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any suit, action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (which, if the indemnifying parties are the parties specified in Section 7(b), shall be approved by the Underwriters) in the case of Sections 7(b) and 8 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.                            Contribution. If the indemnification provided for in Section 7(a) or 76(b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, liabilities, claims, damages and expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting taxes and expenses) received by the Issuer and the Company, on the one hand, and the total net underwriting discounts and commissions (after taxes and expenses) received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Issuer and the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions (after taxes and expenses) received by such Underwriter in connection with the Securities underwritten by it and distributed to the public that exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Issuer or the

Company, each officer of the Issuer or the Company, and each person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer or the Company.

SECTION 9.                            Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers or directors of the Issuer and the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors, or any person controlling the Issuer or the Company and (ii) delivery of and payment for the Securities.

SECTION 10.                     Termination of Agreement.

(a)                                 Termination. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriters, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Brazil or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in Brazilian national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”)) or the BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (the “BM&FBOVESPA”), or (iv) if trading generally on the New York Stock Exchange, the NASDAQ Global Market or the BM&FBOVESPA has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Brazil or with respect to the Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by United States federal, New York state, Cayman Islands or Brazilian authorities.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11.                     Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Underwriters or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Syndicate Desk

Email: new.york.syndicate@bnpparibas.com

Toll Free: 800-854-5674

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: 646-291-1469

Attention: General Counsel

and

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Facsimile: 646-366-3373

Attention: Transaction Management

and

J.P. Morgan Securities LLC

277 Park Avenue

New York, New York 10172

Facsimile: 646-855-5958

Attention: High Grade Transaction Management/Legal

and

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: 646-855-5958

Attention: High Grade Transaction Management/Legal

and

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

Facsimile: 212-205-7812

Attention: Latin America Debt Capital Markets

and

Scotia Capital (USA) Inc.

250 Vesey St.

New York, NY 10281

Facsimile: 212-225-6550

Attention: Debt Capital Markets

Notices to the Company and the Issuer shall be directed to them at:

Fibria Celulose S.A.

Fibria Overseas Finance Ltd.

Rua Fidêncio Ramos, 302— Torre B, 3º andar

04551-010 São Paulo, SP

Brazil

Facsimile: +55 (11) 2138-4066

Attention: General Counsel

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.                     No Advisory or Fiduciary Relationship. Each of the Issuer and the Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, the Company, any of its subsidiaries, or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Issuer or the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities, and the Issuer and the Company have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Issuer and the Company hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer and the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 14.                     Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury. Each of the Issuer and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. FOR THE PURPOSES OF PARAGRAPH 2 OF ARTICLE 9 OF DECREE-LAW No. 4,657 OF SEPTEMBER 4, 1942, AS AMENDED, AND FOR NO OTHER PURPOSE WHATSOEVER, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT HAVE BEEN PROPOSED BY THE UNDERWRITERS TO THE COMPANY AND THE ISSUER.

SECTION 17.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in any New York Court, and each party irrevocably submits to the non-exclusive jurisdiction of the New York Courts in any Related Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any Related Proceeding brought in any New York Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Cogency Global Inc., 10 East 40 Street, 10th Floor, New York, NY 10016, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any New York Court. Such appointment shall be subject to the appointment of a successor agent in the U.S. on terms substantially similar to those contained in this Section 17 and reasonably satisfactory to the Underwriters. The Company agrees that service of process upon the Process Agent and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any Related Proceeding. Nothing herein shall affect the right of the Underwriters or the person controlling the Underwriters to serve process in any other manner permitted by law.

SECTION 18.                     Waiver of Immunities. To the extent that the Issuer or the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Issuer or the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of relief in any such legal action, suit or proceeding from set-off or counterclaim, from the jurisdiction of any Brazilian, New York, U.S. federal or other court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceedings for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer and the Company, or any other matter under or arising out of or in connection with this Agreement, the Issuer and the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 19.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.                     Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.                     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 23.                     Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

SECTION 24.                     Amendment or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuer and the Company in accordance with its terms.

Very truly yours,

FIBRIA OVERSEAS FINANCE LTD.

By:	/s/ David Alegre
Name: David Alegre
Title: Attorney-in-Fact

By:	/s/ Andre Gonçalves
Name: Andre Gonçalves
Title: Attorney-in-Fact

FIBRIA CELULOSE S.A.

By:	/s/ David Alegre
Name: David Alegre
Title: Attorney-in-Fact

By:	/s/ Andre Gonçalves
Name: Andre Gonçalves
Title: Attorney-in-Fact

Witnesses

By:	/s/ Arvelino Cassaro
Name: Arvelino Cassaro

By:	/s/ Viviane Kido
Name: Viviane Kido

[Signature Page to the Underwriting Agreement]

By:	BNP PARIBAS SECURITIES CORP.

By:	/s/ Roger Kim
Name: Roger Kim
Title: Head of Emerging Markets Syndicate

[Signature Page to the Underwriting Agreement]

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Signature Page to the Underwriting Agreement]

By:	HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Vice President

[Signature Page to the Underwriting Agreement]

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Ana Silva-Klarish
Name: Ana Silva-Klarish
Title: Executive Director

[Signature Page to the Underwriting Agreement]

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCOPORATED

By:	/s/ Maxim Volkov
Name: Maxim Volkov
Title: Managing Director

[Signature Page to the Underwriting Agreement]

By:	MIZUHO SECURITIES USA LLC

By:	/s/ Mark A. Tuttle
Name: Mark A. Tuttle
Title: Managing Director

[Signature Page to the Underwriting Agreement]

By:	SCOTIA CAPITAL (USA) INC.

By:	/s/ Paul McKeown
Name: Paul McKeown
Title: Managing Director & Head

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Securities to be Purchased
BNP Paribas Securities Corp.	U.S.$	85,715,000
Citigroup Global Markets Inc.	U.S.$	85,715,000
HSBC Securities (USA) Inc.	U.S.$	85,714,000
J.P. Morgan Securities LLC	U.S.$	85,714,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	85,714,000
Mizuho Securities USA LLC	U.S.$	85,714,000
Scotia Capital (USA) Inc.	U.S.$	85,714,000
Total	U.S.$	600,000,000

SCHEDULE B

1.  Final Term Sheet (attached as Annex A hereto)

ANNEX A

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-221440

333-221440-01

PRICING TERM SHEET

FIBRIA OVERSEAS FINANCE LTD

U.S.$600,000,000 4.000% NOTES DUE 2025

GUARANTEED BY

FIBRIA CELULOSE S.A.

NOVEMBER 9, 2017

ISSUER:	Fibria Overseas Finance Ltd.

GUARANTOR:	Fibria Celulose S.A.

SECURITY:	4.000% Notes due 2025

RANKING:

The notes and the guarantee will be general unsecured senior obligations and will rank equal in right of payment with all of the Issuer’s and the Guarantor’s existing and future senior unsecured indebtedness, respectively. The notes and the guarantee will be (i) effectively subordinated to all of the Issuer’s and the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, respectively, and (ii) structurally subordinated to all of the existing and future liabilities of the Guarantor’s subsidiaries (other than the Issuer).

FORMAT:	SEC Registered

CURRENCY:	U.S. Dollars

PRINCIPAL AMOUNT:	U.S.$600,000,000

MATURITY DATE:	January 14, 2025

PRICING DATE:	November 9, 2017

EXPECTED SETTLEMENT DATE*:	November 14, 2017, T+3

COUPON:	4.000%

DAY COUNT:	30/360

INTEREST PAYMENT DATES:	January 14 and July 14, commencing on January 14, 2018

BUSINESS DAY CONVENTION:	Following, unadjusted

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ISSUE PRICE:	98.474% of principal amount plus accrued interest, if any, from November 14, 2017

BENCHMARK TREASURY:	UST 2.250% due October 31, 2024

BENCHMARK TREASURY PRICE AND YIELD:	100-10; 2.201%

SPREAD TO BENCHMARK TREASURY:	+204.9 basis points

YIELD TO MATURITY:	4.250%

OPTIONAL REDEMPTION PROVISIONS:

At any time before November 14, 2024 (which is the date that is two months prior to the maturity of the notes, the “Par Call Date”), either the Issuer or the Guarantor may, at its option, redeem the notes, in whole or in part at any time and from time to time, by paying the greater of (i) 100% of the principal amount of the notes and (ii) the applicable “make-whole” amount discounted at the treasury rate plus 30 basis points, in each case, plus accrued and unpaid interest on the principal amount of the notes being redeemed to (but excluding) the date of redemption, as described under “Description of the Notes—Redemption—Optional Redemption” in the Preliminary Prospectus Supplement (as defined below).

On or after the Par Call Date, the Issuer or the Guarantor may, at its option, redeem the notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount of the notes being redeemed to (but excluding) the date of redemption.

See “Description of the Notes—Redemption—Optional Redemption” in the Preliminary Prospectus Supplement.

TAX REDEMPTION PROVISIONS:

The Issuer or the Guarantor may, at its option, redeem the notes, in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, to the redemption date, upon the occurrence of specified events relating to taxes imposed by Relevant Jurisdictions (as defined in the section headed “Description of the Notes—Payment of Additional Amounts” in the Preliminary Prospectus Supplement). See “Description of the Notes—Redemption—Tax Redemption” in the Preliminary Prospectus Supplement.

GROSS PROCEEDS:	U.S.$590,844,000

EXPECTED RATINGS**:	BBB- (S&P) / BBB- (Fitch)

DENOMINATION:	Minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

2

GOVERNING LAW:	State of New York

CLEARING:	The Depository Trust Company

LISTING:	The Issuer will apply to list the notes on the New York Stock Exchange.

CUSIP/ISIN:	CUSIP: 31572UAG1 ISIN: US31572UAG13

JOINT BOOK-RUNNING MANAGERS:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA LLC

Scotia Capital (USA) Inc.

*We expect that delivery of the notes will be made against payment therefor on or about the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisor.

**A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this Pricing Term Sheet supplements the preliminary prospectus supplement filed with the SEC on November 9, 2017 (the “Preliminary Prospectus Supplement”) and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may access these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Underwriters can arrange to send you the prospectus supplement and prospectus if you request it by calling BNP Paribas Securities Corp. at 1-800-854-5674, Citigroup Global Markets Inc. at 1-800-831-9146, HSBC Securities (USA) Inc. at 1-866-811-8049, J.P. Morgan Securities LLC at 1-866-846-2874, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Mizuho Securities USA LLC at 1-866-271-7403 or Scotia Capital (USA) Inc. at 1-800-372-3930.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

3

SCHEDULE C

Subsidiaries of the Company

Fibria Celulose (USA), Inc.

Fibria International Trade GmbH.

Fibria Overseas Finance Ltd.

Fibria Overseas Holding KFT

Fibria Terminais Portuários S.A.

Fibria Trading International KFT

Fibria-MS Celulose Sul Mato-Grossense Ltda.

Portocel Terminal Especializado de Barra do Riacho S.A.

Projetos Especiais e Investimentos Ltda.

Fibria Innovations Inc.

WOP — Wood Participações Ltda.

F&E Tecnologia do Brasil S.A.

F&E Participações Ltda.

Bahia Produtos de Madeira S.A.

Fibria Terminal de Celulose de Santos SPE S.A.